UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 1, 2007
(Date of earliest event reported)

VoIP, Inc.
(Exact name of Company as specified in its charter)

Texas	000-28985	75-2785941
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

 151 So. Wymore Rd., Suite 3000, Altamonte Springs, Florida 32714
  (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (407) 389-3232

N/A

 (Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

VoIP, Inc. (the “Company”) as of September 30, 2006 owed the sum of $2.8 million to Cedar Boulevard Lease Funding LLC (“Cedar”) pursuant to a subordinated loan and security agreement (the “Loan Agreement”). As previously disclosed, the Company failed to make a payment due December 1, 2006 under the Loan Agreement and was declared in default by the lender as of December 15, 2006 and was provided until December 20, 2006 to cure the default. Subsequently, the lender extended the time to cure the default until January 3, 2007. The lender’s default notice to the Company had demanded the entire principal amount of the loan plus unpaid interest, approximately $2.4 million as of that date. On January 3, 2007 the Company received a default notice pursuant to the Loan Agreement. On January 10, 2007 Cedar agreed to waive the prior default based upon the Company agreeing to make accelerated payments through May 2007, and to maintain the loan’s interest rate at 17.5% per annum for the remainder of the loan's amended term.  Under the Loan Agreement, Cedar was granted a security interest in all of the Company's assets.

On February 1, 2007 Cedar assigned its rights under the Loan Agreement, including the note payable (the “Note”) with a current principal balance of $1,917,581 and the related security interest, to a group of accredited investors (the “Investors”). In conjunction with the assignment, the Company paid a fee of $200,000 to Cedar. Also following the assignment, the Note’s terms were amended to allow conversion of any unpaid principal balance into the Company’s restricted common stock at $0.26 per share, subject to sufficient increased authorized common shares being approved by the Company’s shareholders. The Company is also not required to register these shares. The Note was also amended to include “favored nations” rights such that for future securities offerings by the Company at a price per share less than this $0.26 per share, the Note’s conversion rate would be adjusted to the lower offering price. The Investors also agreed to suspend cash repayments under the Note, pending a planned restructuring of the Note, if such restructuring is completed by February 9, 2007.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure set forth under Item 2.03, which is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	AssignmForm of Assignment of Secured Subordinated Promissory Note, Dated June 1, 2004

10.2	Form of Addendum to Assignment of Secured Subordinated Promissory Note

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VoIP, INC.
Date: February 2, 2007
	By:	/s/ Robert Staats
Robert Staats
Chief Accounting Officer